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                                  EXHIBIT INDEX


Exhibit 99.1       Press Release issued by BostonFed Bancorp, Inc. on
November 1, 2002.






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FOR IMMEDIATE RELEASE                                           November 1, 2002

Contact: Amy L. Timmerman, AVP, Investor Relations - 781-221-6396 John A. Simas, EVP and CFO - 781-221-6307
                  FAX: 781-221-7594

BOSTONFED BANCORP, INC. ANNOUNCES ITS TENTH 5% REPURCHASE OF ITS OUTSTANDING COMMON STOCK.

BostonFed Bancorp, Inc. (AMEX - BFD), the bank holding company for Boston Federal Savings Bank and Broadway National Bank, announced today that its Board of Directors approved its tenth 5% stock repurchase program. The repurchase program will amount to approximately 222,282 shares, or 5% of the 4,445,647 shares expected to be outstanding upon completion of the current ninth 5% repurchase program and will commence upon completion of the current repurchase program. As of today, 23,413 shares remain to be repurchased under the current program as the Company has repurchased 201,015 shares at an average price of $26.93.

BostonFed Bancorp, Inc. is headquartered in Burlington, Massachusetts. As of September 30, 2002, BostonFed Bancorp, Inc. had assets of $1.552 billion and 11 full service offices in and around the Boston area.